UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 22, 2017 (August 17, 2017)

Date of Report (Date of Earliest Event Reported)

Harte Hanks, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7120	74-1677284
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9601 McAllister Freeway, Suite 610

San Antonio, Texas  78216

(210) 829-9000

(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07          Submission of Matters to a Vote of Security Holders.

Harte Hanks, Inc. (the “Company”) held its Annual Meeting of Stockholders on August 17, 2017, at which stockholders voted on the items below as indicated.

(1)                     Election of two Class III directors to serve until the Company’s 2020 Annual Meeting of Stockholders:

	Number of Shares Voted			Broker
Nominee	For	Against	Abstain	Non-Votes
Judy C. Odom	28,915,698	19,301,486	52,080	6,224,750
Karen A. Puckett	31,222,629	16,983,094	63,540	6,224,751

(2)                     Approval (on an advisory basis) of the compensation of the Company’s named executive officers:

Number of Shares Voted
For	Against	Abstain
25,443,097	22,540,861	285,303

(3)     Recommendation (on an advisory basis) of the frequency of holding an advisory vote on the compensation of named executive officers:

Number of Shares Voted
For Every Year	For Every 2 Years	For Every 3 Years	Abstain
38,135,189	414,357	6,761,718	2,958,000

(4)     Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2017:

Number of Shares Voted
For	Against	Abstain
42,118,227	10,774,648	1,601,139

Based on the foregoing stockholder recommendation to hold annual advisory votes on the compensation of the Company’s named executive officers, the Company’s Board of Directors has determined that it will hold an advisory vote on the compensation of the Company’s named executive officers every year at its annual stockholders meeting.  For more information on the foregoing proposals, see the Company’s proxy statement dated July 20, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harte Hanks, Inc.

Dated: August 22, 2017

By:	/s/Robert L. R. Munden
Executive Vice President,
General Counsel & Secretary